AMENDMENT TO LEASE

     The Lease, dated October 22, 2001 entered into between TONKO REYES, INC. a Guam corporation, of 562 Harmon Loop Road, Suite B-9A, Dededo, Guam 96929 ("Lessor") and COST-U-LESS, INC., a Washington Corporation of 8160 304th Avenue, S.E., Building 3, Suite A, Preston, WA ("Lessee") is hereby amended as follows:

     1. Section 1(a), Premises, of the Lease is partially amended such that the premises are now described as follows:

               The Tonko Reyes, Inc. commercial building, commonly know as the COST-U-LESS Center ("Center") fronting Harmon Loop Road, consisting of an area of 36,000 square feet on the first floor, plus an area of 673 square feet on the second floor (mezzanine floor space), and the loading dock area of 2,100 square feet for a total of 38,773 square feet, all located on Lot No. 5012-1NEW-1, Dededo, Guam, as shown on Exhibit "A" attached hereto.

     2. Section 2, Term, of the Lease is partially amended such that the expiration date of the Lease is extended from May 31, 2012 to May 31, 2017, which extends the term for 10 years to 15 years.

     3. Section 3, Rent, of the Lease is deleted in its entirety and replaced with the following as follows.

     RENT:

     Lessee shall pay the following amounts to Lessor, in advance, on the first day of each calendar month, for the term of this Lease, over and above the common area expenses and other charges allocable to Lessee as stated herein, without deduction, set-off, prior notice or demand (except as otherwise specifically set forth herein):

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     Commencement Date to 05/31/2004   $1.20 s.f. per month
     06/01/2004 to 09/30/2006          $1.35 s.f. ($52,343.55) per month
     10/01/2006 to 09/30/2009          $1.40 s.f. ($54,282.20) per month
     10/01/2009 to 09/30/2016          $1.45 s.f. ($56,220.85) per month
     10/01/2016 to 05/31/2017          $1.50 s.f. ($58,159.50) per month

     Said rent shall be paid at Lessor's address, or such other place as may be designated in writing by Lessor. If the date of commencement, expiration or termination of the term of this Lease occurs on a day other than the first or last day of a calendar month, the rent and all other amounts payable by Lessee hereunder for that month shall be prorated.

     Lessee shall have no options under this Lease.

     4. The last sentence of Section 7(e) of the Lease is partially amended to read as follows:

               Lessee's current proportionate share is 100%.

     5. The last sentence of Section 7(f)(iv) Common Area Expenses, is amended to read as follows:

          At Lessee's option, and upon written approval by Lessor of the terms of the coverage, in lieu of paying the common area expense there for, Lessee may insure the entire Center with its blanket insurance coverage against fire, earthquake, typhoon, flooding and other hazards with extended coverage, vandalism, theft and general public liability to cover replacement costs and code compliance without policy deductibles, policy exclusions or depreciation; with the Lessor as an additional named insured and the Bank of Hawaii or any other financial institution designated by Lessee as Loss Payee.

          Lessee shall also insure under its Business Interruption insurance coverage the payment of rent when the premises is being reconstructed or repaired pursuant to Section 6 herein.

     6. Section 12(a) of the Lease is deleted in its entirety and replaced with the following:

     Destruction of Premises:

     (a) If the partial or total damage or destruction of the premises occurs during the term of this Lease, Lessor, at Lessor's option, may terminate this Lease if Lessor determines at its sole discretion that such repairs would be uneconomical. Further, in the event of any partial or total damage or destruction of the premises at any time during the term of this Lease, Lessee shall have the right to terminate this Lease, at Lessee's option, if the repair or restoration of the premises is expected to require, or does require, longer than nine (9) months. If this Lease is not terminated pursuant to the foregoing, Lessor must diligently repair the damage and restore the premises to their previous condition at Lessor's cost, in compliance with all applicable laws, regulations, rules and ordinances, as soon as reasonably possible. Except in the event of intentional misconduct of Lessor, Lessor's agents, employees, and/or contractors, Lessee hereby waives any and all claims for damages against Lessor resulting from the destruction of the premises, or of Lessee's property.

     7. All the remaining terms and conditions of the Lease shall remain in full force and effect.

          In Witness Whereof, this Lease has been executed on this 25 of February, 2004.

     LESSEE:                                 LESSOR:

     COST-U-LESS, INC.                       TONKO REYES, INC.


By:  /s/ J. Jeffrey Meder                By: /s/ Richard J. Untalan
     --------------------------              ------------------------------
     J. Jeffrey Meder                        Richard J. Untalan
     President                               Vice President/General Manager

AGANA, GUAM     )ss.

     I certify that I know or have satisfactory evidence that RICHARD J. UNTALAN is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledge it as the VICE PRESIDENT & GENERAL MANAGER of Tonko Reyes, Inc., to be the free and voluntary act of such party (ies) for the uses and purposes mentioned in the instrument.

     DATED this 26 day of February, 2004.


                                     /s/ Andrew J. Zawalinski
                                     -------------------------------------------
                                     Notary Signature a Notary Public in and for
                                     the U.S. Territory of Guam
                                     My Commission Expires Jan. 11, 2005

STATE OF       Washington  )
                           )ss.
COUNTRY OF        King     )

     I certify that I know or have satisfactory evidence that J. JEFFREY MEDER is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledge it as the PRESIDENT of Cost U Less, Inc., to be the free and voluntary act of such party (ies) for the uses and purposes mentioned in the instrument.

     DATED this 25 day of February, 2004.

                                        /s/ Sherry Turner
                                        --------------------------------------
                                        Notary Signature

                                        Sherry Turner
                                        --------------------------------------
                                        Print/Type Name
                                        Notary Public in and for the State of
                                        Washington,
                                        Residing at Bellevue, WA
                                        My Commission Expires 03/09/06